UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)
(210) 312-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2021 and as part of Rackspace Technology Inc.’s on-going efforts to reduce debt, certain subsidiaries of Rackspace Technology, Inc. entered into an agreement to voluntarily prepay and terminate the accounts receivable financing facility evidenced by (i) the Receivables Financing Agreement, dated as of March 19, 2020, among Rackspace Receivables LLC, as borrower, the persons from time to time party thereto, as lenders and as group agents, BMO Capital Markets, as administrative agent and as arranger, and Rackspace US, Inc. as initial servicer and (ii) agreements related to such Receivables Financing Agreement. In addition to $20 million that was prepaid earlier in the second quarter, the remaining $30 million of outstanding obligations under the accounts receivable financing facility was repaid upon termination of the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	July 6, 2021	By:	/s/ Amar Maletira
Amar Maletira
President and Chief Financial Officer